UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Inovalon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1830316
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4321 Collington Road
Bowie, MD	20716
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A common stock, $0.000005 par	The NASDAQ Stock Market LLC
value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-201321

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.        Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, $0.000005 par value per share (“Common Stock”), of Inovalon Holdings, Inc. (the “Registrant”), included under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1 (File No. 333-201321), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) on December 30, 2014, as subsequently amended (the “Registration Statement”), is incorporated herein by reference.  The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act relating to the Registration Statement shall be deemed to be incorporated herein by reference.

The Registrant’s Common Stock to be registered hereunder has been approved for listing on the NASDAQ Stock Market LLC under the symbol “INOV.”

Item 2.        Exhibits.

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with The NASDAQ Stock Market LLC and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 9, 2015		INOVALON HOLDINGS, INC.

	By:	/s/ Shauna L. Vernal
Shauna L. Vernal
Chief Legal Officer and Corporate Secretary